Exhibit 99.1

CITI TRENDS TO PARTICIPATE IN THE WELLS FARGO 4th ANNUAL CONSUMER CONFERENCE

SAVANNAH, GA (September 21, 2021) — Citi Trends, Inc. (NASDAQ: CTRN), a growing specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States, today announced it will be participating in the Wells Fargo 4th Annual Consumer Conference to be held in Dana Point, CA.

David Makuen, CEO and Jason Moschner, VP of Finance are scheduled to participate in a fireside chat on Thursday, September 23, 2021 which will be broadcast live beginning at approximately 12:20 p.m. ET. The webcast will be available online at the Company's website, www.cititrends.com, under the Investor Relations section. The online replay will follow shortly after the call and will be available for one year.

About Citi Trends

Citi Trends, Inc. is a growing specialty value retailer of apparel, accessories and home trends for way less spend primarily for African American and Latinx families in the United States. The Company operates 591 stores located in 33 states. For more information, visit cititrends.com or your local store.

Contact:

Tom Filandro

ICR, Inc.

investorweb@cititrends.com

(646) 277-1235